 As filed with the Securities and Exchange Commission on October 19, 1999

                                                Registration No. 333-86509
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    To
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         TARGETED GENETICS CORPORATION
            (Exact name of registrant as specified in its charter)

                   Washington                                       91-1549568
(State or other jurisdiction of incorporation or       (I.R.S. Employer Identification Number)
                 organization)

                           1100 Olive Way, Suite 100
                           Seattle, Washington 98101
                                (206) 623-7612
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               H. STEWART PARKER
                            Chief Executive Officer
                         Targeted Genetics Corporation
                           1100 Olive Way, Suite 100
                           Seattle, Washington 98101
                                (206) 623-7612
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                  Copies to:
                               DANIEL F. VAUGHN
                               Perkins Coie LLP
                         1201 Third Avenue, Suite 4800
                        Seattle, Washington 98101-3099
                                (206) 583-8888

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. These securities may not be sold until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell nor does it seek an offer to   +
+buy these securities in any jurisdiction where the offer or sale is not       +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED OCTOBER 19, 1999

                       TARGETED GENETICS CORPORATION

                             500,000 Shares of
                                  Common Stock


  These shares are being sold by Alkermes, Inc. Targeted Genetics will not receive any proceeds from the sale of these shares.


  Targeted Genetics' common stock is traded on the Nasdaq National Market under the symbol "TGEN." On October 18, 1999, the last reported sales price of the common stock was $1.56 per share.

  The shares may be sold in transactions on the Nasdaq National Market at market prices then prevailing, in negotiated transactions, or otherwise. See "Plan of Distribution."

  See "Risk Factors" beginning on page 2 to read about certain factors you should consider before buying shares of the common stock.

                                 ------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ------------

                The date of this Prospectus is          , 1999.

                                  RISK FACTORS

We cannot predict our future capital needs and we may be unable to secure additional financing on terms acceptable to us, if at all.

  Developing and commercializing our potential products will require substantial additional financial resources. Because we cannot expect internally generated cash flow to fund development and commercialization of our products, we will look to outside sources for funding. These sources could involve one or more of the following types of transactions:

  . technology partnerships,

  . technology sales,

  . technology licenses,

  . issuing debt or

  . equity arrangements.

  In addition, if we raise additional funds by issuing equity securities, our shareholders will likely experience significant dilution of their ownership interest. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund continuing operations. We estimate that we have sufficient funding from on-hand balances, expected revenue, and other contractually committed funding to meet our expected needs until at least the second quarter of 2001.

Our products are in the early stage of product development and have not received regulatory approval.

  We do not have products in the commercial markets. All of our potential products including tgAAV-CF, our cystic fibrosis product candidate, and tgDCC-E1A, our cancer product candidate, are in research and development or early-stage clinical trials. Additional research and development and testing are needed before we can apply for regulatory approval of our potential products. We can not market products in the United States until we receive regulatory approval. We may not be successful developing, testing and gaining regulatory approval of our products. If our efforts are not successful, our financial results and our ability to raise additional capital will be adversely affected.

We have a history of losses, expect future losses and may never become profitable.

  Our company has generated small amounts of revenue and incurred significant net losses since we began business. As of June 30, 1999 we have incurred losses totaling $85.1 million. We expect to continue to incur substantial additional losses in the future, due primarily to the following factors:

  . all of our products are in a testing phase, and have not received regulatory approval,

  . we will likely spend significant amounts on operating expenses.

Our clinical trials may not be successful.

  There is limited data that supports our belief that gene and cell therapy treatments are both safe and effective. Our clinical trials may not demonstrate safety and efficacy. Furthermore, we may encounter unacceptable side effects or other problems in clinical trials of our potential products. Should this occur, we may have to delay or discontinue development of the potential product that causes the side effects.

Failure to obtain patients could adversely affect our clinical trials.

  Identifying and qualifying patients to participate in testing our potential products is critical to our near-term success. The timing of our clinical trials depends on the speed at which we can recruit patients to participate in testing our products. Delays in recruiting, or enrolling, patients to test our products could result in increased costs, delays in advancing our product development, delays in proving the usefulness of our technology or termination of the clinical trials all together.

We may not be able to adequately protect our proprietary rights, which may limit our ability to compete effectively.

  Our success depends in part on our ability to protect our proprietary rights. We own or have licenses to patents on a number of genes, processes, practices and techniques critical to our present and anticipated potential products. If we fail to obtain and maintain patent protection for our technology, our competitors may market competing products that threaten our market position. Similarly, if our licensors fail to obtain and maintain patent protection for technology licensed to our company, our business could be adversely affected.

  Patent positions in the field of biotechnology are highly uncertain and involve complex legal, scientific and factual questions. Our patent applications may not result in issued patents. In addition, if a patent is issued, the patent may not afford adequate protection against our competitors.

  We also rely on unpatented proprietary technology. Because this technology does not benefit from the protection of patents, we cannot be certain that we can meaningfully protect this proprietary technology in the event of unauthorized use or misappropriation by a third party.

Intellectual property claims and litigation could subject us to significant liability for damages and invalidation of our proprietary rights.

  As the biotechnology industry expands and more patents are issued, the risk increases that other companies may claim that our processes and potential products infringe on their patents. The defense of these claims would require us to incur substantial cost and would likely divert management's attention and resources away from our operations to defend against these claims. Should we be proven to have infringed on another company's patented processes or technology, we could be required to pay damages and obtain a license in order to continue manufacturing or marketing the affected product or in order to use the affected process. We may not be able to obtain the needed license on acceptable terms, if at all.

  Our potential tgAAV-CF product uses our proprietary AAV delivery technology to deliver a normal copy of a CFTR gene that we have rights to under a nonexclusive license. This gene is the subject of an interference proceeding declared by the United States Patent and Trademark Office to determine the priority of invention. While we do not expect to directly participate in the CFTR gene interference proceedings, we have an interest in the outcome. If the eventual outcome of the proceedings does not favor our licensor, we would have to secure a license to the CFTR gene from the prevailing party to continue with development of tgAAV-CF. The costs of licensing the CFTR gene may be substantial and could include royalties in excess of those currently payable under our existing CFTR gene license. A license for this technology may not be available to us on acceptable terms, if at all. If we cannot secure this license on reasonable terms on a timely basis, our potential tgAAV-CF product may not be viable.

There is inherent uncertainty in the governmental regulatory requirements and the approval process can be lengthy.

  The regulatory process in the gene and cell therapy industry is costly, time-consuming and subject to unpredictable delays. Accordingly, there is significant uncertainty as to the cost and timing of obtaining regulatory approvals for clinical trials and for approval of manufacturing or marketing our potential products. Additionally, we may not be able to obtain the necessary regulatory approvals for manufacturing or marketing any of our potential products. If we receive regulatory approval of a potential product, later discovery of previously unknown problems or failure to comply with applicable regulatory requirements may result in restrictions on our ability to market the product, including the mandatory withdrawal of the product from the market.

  All manufacturing operations are subject to the current Good Manufacturing Practices requirement of the Food and Drug Administration on an ongoing basis. Our business strategy currently anticipates that we will have the ability to manufacture product that meets this requirement. We may not be able to attain or maintain compliance with current Good Manufacturing Practices requirements.

Our future success depends in part on the ability of our business partners to successfully market our products.

  We intend to enter into collaborations with corporate partners to commercialize our potential products by leveraging the mature marketing and distribution capabilities of our partners. Therefore, we will depend on our collaborative partners to successfully commercialize our potential products. While we believe that these collaborative partners will be motivated to commercialize our potential products, our current and potential future partners may not commit sufficient resources to commercializing our technology on a timely basis, if at all. Furthermore, our present or future collaborators may pursue alternative approaches in preference to potential products being developed in collaboration with us.

The high level of competition in our market may result in pricing pressures and failure of our products to achieve market acceptance.

  We presently face competition from other companies developing gene and cell therapy technologies and from companies using more traditional approaches to treating human diseases. Most of our competitors have substantially more experience and financial and infrastructure resources than we do in the following areas:

     . research and development,

     . clinical trials,

     . obtaining Food and Drug Administration and other regulatory approvals,

     . manufacturing, and

     . marketing and distribution.

Consequently, our competitors may succeed in commercializing products more rapidly than we commercialize our potential products. Additionally, our competitors may also manufacture and market competitive products more successfully than we manufacture and market our potential products. Should either scenario occur, our potential products may be made less competitive or obsolete.

Our market is subject to rapid technological change which may make our products obsolete.

  Gene and cell therapy are new and rapidly evolving fields and are expected to continue to undergo significant and rapid technological change. Rapid technological development could result in our actual and proposed technologies, products or processes becoming obsolete.

We need to attract and retain qualified personnel and scientific collaborators in order to successfully develop our potential products.

  Our future success depends in part on our ability to attract and retain key employees. We have programs in place to retain personnel, including programs to create a positive work environment and competitive compensation packages. Our compensation program includes salary and benefit benchmarking programs, goal based bonuses and change of control agreements. Since competition for employees is intense, we may not be successful in retaining our existing personnel or in attracting additional qualified employees. If we experience turnover or difficulties recruiting new employees, our research and development could be delayed.

  Our success also depends on the continued availability of outside scientific collaborators who perform research and develop processes to advance and augment our internal research efforts. Competition for collaborators in gene and cell therapy is intense. We may not be successful in maintaining our relationships with scientific collaborators. If we experience difficulties recruiting or retaining collaborators our research and development could be delayed, or our access to important enabling technology could be hindered.

We have limited capability to commercially manufacture, and no experience in marketing and selling, our products which may limit our ability to successfully manufacture and market our potential products.

  We currently do not have the capacity to make large-scale clinical or commercial quantities of our potential products. Our current facilities and staff will need to be expanded, or supplemented through the use of contract providers, to achieve large-scale clinical or commercial production volumes of our potential products. In addition, we have no experience in sales and marketing. To market any products that may result from our development programs, we will have to develop marketing and sales capabilities, either on our own or in conjunction with others. We may not be successful in obtaining or developing the necessary manufacturing or marketing capabilities. Furthermore, our dependence on third parties to make, market and sell our potential products may hinder or possibly prevent us from developing and delivering our potential products on a timely and competitive basis.

Our use of hazardous materials to develop our products exposes us to safety risks and regulatory oversight.

  Our research and development activities involve the controlled use of hazardous materials. Although we believe that our safety procedures for handling and disposing of these materials comply with applicable laws and regulations, we cannot eliminate the risk of accidental contamination or injury from hazardous materials. In the event of a hazardous material accident, we would be liable for any resulting damages. Our liability in an accident involving hazardous materials could exceed our financial resources. Additionally, since these materials are considered hazardous, they are subject to regulatory oversight. Accidents unrelated to our company operations could cause federal, state or local regulatory agencies to restrict our access to hazardous materials needed in our research and development efforts. If our access to these hazardous materials is limited, we could experience delays in our research and development programs.

We face the risk of product liability claims and product recalls which may exceed the amount of our insurance.

  Our business activities expose us to the risk of liability claims or product recalls and any adverse publicity that might result from a liability claim against us. We currently have only limited amounts of product liability insurance. Product liability insurance is expensive and we cannot be certain that it will continue to be available or on acceptable terms. A product liability claim or product recall could have an adverse effect on our business, our financial condition and on our continued viability as a company.

                            SELLING SHAREHOLDER

  The following table provides certain information regarding Alkermes and the number of shares being offered by Alkermes.

                                                            Shares Beneficially
                               Shares That May Be Sold      Owned After Offering
                          --------------------------------- --------------------
                          Shares Beneficially Percentage of        Percentage of
                            Owned Prior to    Common Stock         Common Stock
Beneficial Owner               Offering        Outstanding  Amount  Outstanding
----------------          ------------------- ------------- ------ -------------
Alkermes, Inc............       500,000              *        --        --

--------
*  Less than 1% of the outstanding shares of common stock.

  Alkermes has not had a material relationship with Targeted Genetics, or any of its affiliates, within the past three years. Alkermes received all of the shares from Targeted Genetics in a private transaction on June 9, 1999. All of the shares were "restricted securities" under the Securities Act prior to this registration.

  Alkermes has represented to us that it purchased the shares for its own account for investment only and not with a view towards selling or distributing them, except pursuant to sales registered under the Securities Act or exemptions from the registration requirements of the Securities Act. In recognition of the fact that Alkermes, even though purchasing the shares for investment, may wish to be legally permitted to sell its shares when it deems appropriate, we agreed with Alkermes to file the registration statement to register the resale of the shares. Targeted Genetics agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the earlier of (1) the date on which Alkermes has sold all the shares or (2) until Alkermes may sell all of the shares pursuant to Rule 144(k) under the Securities Act.

                              PLAN OF DISTRIBUTION

  The shares of common stock offered hereby may be sold from time to time by Alkermes, or by its pledgees, donees, transferees or other successors-in-interest, in one or more transactions at fixed prices, at market prices at the time of sale or at negotiated prices. The sale of the shares by Alkermes may be effected in the over-the-counter market, or on any national securities exchange, the Nasdaq National Market, in privately negotiated transactions, through options or otherwise, or through a combination of such methods of sale.

  Alkermes may effect the above-mentioned transactions by selling the shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from Alkermes and/or the purchasers. Any broker-dealer may act as a broker-dealer on behalf of Alkermes in connection with the offering of the shares by Alkermes. None of the proceeds from the sale of the shares by Alkermes will be received by Targeted Genetics.

  Any shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act of 1933 may be sold in transactions complying with Rule 144, rather than this prospectus.

  If required, Targeted Genetics will distribute a supplement to this prospectus to describe material changes in the terms of the offering. Targeted Genetics has the right to suspend use of this prospectus up to thirty days if it provides Alkermes with notice of an event that would cause the information in this prospectus pertaining to Targeted Genetics to become untrue or if the information pertaining to Targeted Genetics omits to state a material fact.

  Any broker-dealers who assist in the sale of the shares covered by this prospectus may be considered "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received or profits they earn on resale of the shares may be considered underwriting discounts and commissions under the Securities Act. Subject to certain exceptions, Targeted Genetics has agreed to bear all expenses in connection with the registration and sale of the shares being offered by the selling shareholders. Targeted Genetics has agreed to indemnify the selling shareholders and broker-dealers who act in connection with the sale of the shares hereunder against certain liabilities, including liabilities under the Securities Act.

  There can be no assurance that Alkermes will sell any or all of the shares covered by this prospectus.

                            VALIDITY OF COMMON STOCK

  Perkins Coie LLP, Seattle, Washington will provide Alkermes with an opinion as to legal matters in connection with the common stock offered by this prospectus.

                                    EXPERTS

  The financial statements of the Company appearing in the Company's annual report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

  The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with it. The information incorporated by reference is an important part of this prospectus and the information that we file subsequently with the SEC will automatically update this prospectus. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, after the initial filing of the registration statement that contains this prospectus and before the time that all the securities offered by this prospectus are sold:

  . Our annual report on Form 10-K for the fiscal year ended December 31, 1998;

  . Our quarterly report on Form 10-Q for the quarter ended June 30, 1999;

  . Our current report on Form 8-K, filed on August 4, 1999; and

  . The description of our capital stock contained in the Registration
    Statement on Form 8-A effective as of April 26, 1994, including any amendment or report filed for the purpose of updating such description.

  You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                         Targeted Genetics Corporation
                         Attention: Investor Relations
                           1100 Olive Way, Suite 100
                           Seattle, Washington 98101
                                 (206) 623-7612

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  We have made forward-looking statements in this prospectus and in the documents that are incorporated by reference in this prospectus, all of which are subject to risks and uncertainties. Forward-looking statements include information concerning our possible or assumed future business success or financial results.

  You should note that an investment in our common stock involves certain risks and uncertainties that could affect our future business success or financial results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.

  We believe that it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. Before you invest in our common stock, you should be aware that the occurrence of the events described in the risk factors and elsewhere in this prospectus could materially and adversely affect our business, financial condition and operating results. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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  No dealer is authorized in connection with any offering made by this prospectus to give any information or to make any representations not contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Targeted Genetics, Alkermes or by any other person. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the shares offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale of or offer to sell the shares made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Targeted Genetics since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Risk Factors...............................................................   2
Selling Shareholder........................................................   5
Plan of Distribution.......................................................   6
Validity of Common Stock...................................................   6
Experts....................................................................   7
Where You Can Find More Information........................................   7
Special Note Regarding Forward-Looking Statements..........................   8

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                                500,000 Shares


                        TARGETED GENETICS CORPORATION

                                 Common Stock

                               ----------------

                                  PROSPECTUS

                               ----------------

                                       , 1999

-------------------------------------------------------------------------------
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses payable by the registrant in connection with the Common Stock being registered. All amounts are estimates except the SEC registration fee and the Nasdaq National Market additional listing fee.

   SEC registration fee................................................ $   231
   Nasdaq National Market listing fee.................................. $17,500
   Legal fees and expenses............................................. $10,000
   Accounting fees and expenses........................................ $ 5,000
                                                                        -------
     Total............................................................. $32,731
                                                                        =======

Item 15. Indemnification of Directors and Officers

  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. Certain of the directors of the registrant, who are affiliated with principal shareholders of the registrant, also may be indemnified by such shareholders against liability they may incur in their capacities as directors of the registrant, including pursuant to a liability insurance policy to be maintained by the registrant for such purpose.

  Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

Item 16. Exhibits

  5.1 Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the Common Stock*

 23.1    Consent of Ernst & Young LLP, independent auditors+

 23.2    Consent of Perkins Coie LLP (contained in Exhibit 5.1)*

 24.1    Power of attorney (contained on signature page)*

--------

* Previously Filed.

+ Filed herewith.

Item 17. Undertakings

  A. The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  D. The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Seattle, State of Washington, on the 19th day of October, 1999.

                                          TARGETED GENETICS CORPORATION

                                               /s/ H. Stewart Parker
                                          By: _________________________________
                                                     H. Stewart Parker
                                               President and Chief Executive
                                                          Officer






  Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of October, 1999.

                 Signature                                     Title
                 ---------                                     -----

          /s/ H. Stewart Parker            President, Chief Executive Officer and
 ________________________________________   Director (Principal Executive Officer)
             H. Stewart Parker


           /s/ James A. Johnson            Senior Vice President, Finance and
 ________________________________________   Administration, Chief Financial Officer,
             James A. Johnson               Treasurer and Secretary (Principal
                                            Financial and Accounting Officer)

         * Jeremy Curnock Cook             Chairman of the Board of Directors
 ________________________________________
            Jeremy Curnock Cook


 ________________________________________  Director
              Jack L. Bowman


            * James D. Grant               Director
 ________________________________________
              James D. Grant


           * Louis P. Lacasse              Director
 ________________________________________
             Louis P. Lacasse


            * Nelson L. Levy               Director
 ________________________________________
        Nelson L. Levy, Ph.D., M.D.


 ________________________________________  Director
           Mark Richmond, Ph.D.

         /s/ James A. Johnson
 * ______________________________________
             James A. Johnson
             Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number
-------
 5.1     Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the Common Stock*

23.1     Consent of Ernst & Young LLP, independent auditors+

23.2     Consent of Perkins Coie LLP (contained in Exhibit 5.1)*

24.1     Power of attorney (contained on signature page)*

--------

* Previously Filed.

+ Filed herewith.